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                 GIBBONS, DEL DEO, DOLAN, GRIFFINGER & VECCHIONE

                           A Professional Corporation

                              One Riverfront Plaza

                            Newark, New Jersey 07102


                                                        July 9, 2002



Millennium Cell Inc.
1 Industrial Way West
Eatontown, New Jersey 07724

Re:   Registration Statement on Form S-3

Ladies and Gentlemen:


         We have acted as counsel to Millennium Cell, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, relating to 8,924,038 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), to be sold by the selling stockholders named in the Registration Statement.

         The Shares include: (i) 1,075,268 shares of Common Stock (the "Initial Shares"); (ii) up to 5,647,058 shares of Common Stock that are issuable upon the conversion of (A) $9,000,000 principal amount of Initial Debentures (the "Initial Debentures") and (B) $3,000,000 principal amount of Additional Debentures (the "Additional Debentures"), in each case that one of the selling stockholders identified in the Registration Statement may acquire in the future in accordance with the terms of the Securities Purchase Agreement, dated as of June 19, 2002, among the Company and the purchasers identified therein (the "Purchase Agreement"), which is incorporated by reference as an exhibit to the Registration Statement; and (iii) up to 2,201,712 shares of Common Stock that may be issuable upon the exercise of (A) the First Warrants (the "First Warrants") issued as of June 19, 2002 in accordance with the terms of the Purchase Agreement, (B) the Second Warrant (the "Second Warrant") issuable in connection with the Initial Debentures in accordance with the terms of the Purchase Agreement, and (C) the Third
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Warrant (the "Third Warrant") issuable in connection with the Additional
Debentures in accordance with the terms of the Purchase Agreement. The First Warrant, the Second Warrant and the Third Warrant are collectively referred to as the "Warrants". The Initial Debenture and the Additional Debentures are collectively referred to as the "Debentures."

         In rendering the opinions set forth below, we have examined the Registration Statement and the exhibits thereto (including, without limitation, the Purchase Agreement, the Debentures and the Warrants), certain records of the Company's corporate proceedings as reflected in its minute books and such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed that: (i) the Debentures, the Second Warrant and the Third Warrant will be issued and sold in accordance with the terms of the Purchase Agreement; (ii) the Company will comply with Section 4.6 of the Purchase Agreement and reserve sufficient shares for issuance upon conversion of the Debentures and exercise of the Warrants; and (iii) the genuineness of documents submitted to us as originals and the genuineness of, and conformity with, the original of all documents submitted to us as copies thereof.

         Based upon the foregoing, we are of the opinion that: (i) the Initial Shares are duly authorized, validly issued, fully paid and non-assessable; (ii) the portion of the Shares issuable upon the conversion of the Debentures are duly authorized and will be, when issued in accordance with the terms of the Purchase Agreement, validly issued, fully paid and non-assessable; and (iii) the portion of the Shares issuable upon the exercise of the Warrants are duly authorized and, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

         The opinion set forth above is limited to the laws of the General Corporation Law of the State of Delaware. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to our firm under the caption "Legal Opinion" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.


                                 Very truly yours,

                                 /s/

                                 Gibbons, Del Deo, Dolan, Griffinger & Vecchione A Professional Corporation